UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     March 24, 2009
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)

Registrant’s telephone number, including area code:	(617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (1) On March 24, 2009, our Compensation Committee adopted a 2009 Executive Management Cash Compensation Plan (the “Plan”) for our Named Executive Officers, other than our President and Chief Executive Officer (“CEO”) and recommended a 2009 Executive Management Cash Compensation Plan for our CEO to our Board of Directors. Our Board of Directors approved the CEO Plan on March 26, 2009. Under the Plan, we must achieve greater than fifty percent of the Adjusted Operating Profit goal for 2009 approved by our Board of Directors as part of our 2009 Annual Operating Plan before the Named Executive Officers become eligible to receive any portion of the annual target bonus that is based on his/her individual bonus goals. In addition, our Senior Vice President of Worldwide Sales is eligible to receive quarterly bonuses based on additional goals set forth in his plan, irrespective of whether we achieve our annual Adjusted Operating Profit goal. The amount of the target bonus that will be paid out under the Plan to each Named Executive Officer depends on the percentage of each of the listed performance goals that is achieved in 2009. Each of the quantitative corporate goals has a minimum and maximum threshold, and a percentage of the aggregate quarterly or annual target bonus is assigned to each goal. If the goals are exceeded, our Named Executive Officers are eligible to receive a cash bonus in excess of the target payouts. The Compensation Committee decided to maintain the same salaries and bonus targets for our Named Executive Officers for 2009, except that the bonus target for our Senior Vice President of Worldwide Sales was increased to a total target of $300,000 from $250,000 for 2008.
     The above description of the Plan is qualified in its entirety by the plan summary, which is filed as exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.
     (2) On March 24, 2009, our Compensation Committee approved a one-time cash bonus of $50,000 to Barry Clark, our Senior Vice President of Worldwide Sales, for services performed in 2008. This bonus was in addition to the bonus for which Mr. Clark was eligible pursuant to our 2008 Executive Management Compensation Plan.
     (3) On March 27, 2009 we entered into restricted stock unit agreements with each of our Named Executive Officers under the terms of our Amended and Restated 1996 Stock Option Plan. With each such officer we entered into a performance-based vesting RSU Agreement for 2009, a time-based vesting RSU Agreement for 2009, and a time-based vesting RSU Agreement for a special 2008 recognition grant.

     The number of restricted stock units granted under each agreement to our Named Executive Officers is as set forth in the following table:

	Time-Based	Performance-Based	Time-Based
	Vesting	Vesting Restricted	Vesting
	Restricted Stock	Stock Units for	Restricted Stock
Name	Units for 2008	2009	Units for 2009
Robert D. Burke	40,000	150,000	150,000
Barry Clark	20,000	65,000	65,000
Kenneth Z. Volpe	20,000	65,000	65,000
Julie M.B. Bradley	20,000	65,000	65,000
     Each restricted stock unit is unvested as of the date of grant and represents the right to receive one share of our common stock upon vesting. Each time-based vesting restricted stock unit vests 25% on each of March 6, 2010, March 6, 2011, March 6, 2012 and March 6, 2013 as long as the executive remains our employee on those dates.
     Performance-based restricted stock units are unvested on the date of grant and are subject to both performance-based vesting conditions as well as a time-based vesting schedule. The restricted stock units underlying each award must be earned pursuant to the 2009 performance-based criteria determined by the Compensation Committee and set forth in the applicable restricted stock unit agreement. Once earned, and provided that the holder continues to be employed by us, performance-based restricted stock units then vest over four years, with twenty-five percent of the earned units vesting on each of March 6, 2010, March 6, 2011, March 6, 2012 and March 6, 2013 as long as the executive is employed by us on those dates. However, if during that vesting period we achieve our maximum revenue target, these restricted stock units will then vest immediately.
     The above description of these agreements is qualified in its entirety by reference to the form of restricted stock unit agreement with performance-based vesting and the form of restricted stock unit agreement with time-based vesting, which are filed as exhibits 99.2 and 99.3, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statement and Exhibits.
     (d) Exhibits

Number	Title

99.1	2009 Executive Management Cash Compensation Plan.

99.2	Form of Restricted Stock Unit Agreement with Performance-Based Vesting.

99.3	Form of Restricted Stock Unit Agreement with Time-Based Vesting.

EXHIBIT INDEX

Number	Title

99.1	2009 Executive Management Cash Compensation Plan.

99.2	Form of Restricted Stock Unit Agreement with Performance-Based Vesting.

99.3	Form of Restricted Stock Unit Agreement with Time-Based Vesting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Art Technology Group, Inc.
March 30, 2009	By:	/s/ Julie M.B. Bradley
Name: Julie M.B. Bradley
Title: Senior Vice President and Chief Financial Officer